UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2014

Stanley Furniture Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-14938	54-1272589

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 North Hamilton Street, No. 200 High Point, North Carolina	27260

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 884-7700

________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition.

On July 14, 2014, Stanley Furniture Company, Inc. (the “Company”) issued a press release announcing the second quarter 2014 operating results.  The press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 14, 2014, the Company announced the resignation of its Chief Operating and Financial Officer, Micah S. Goldstein, effective August 11, 2014, as part of the Company’s restructuring efforts related to its ceasing domestic manufacturing efforts. Mr. Goldstein also intends to resign as a director of the Company as of the same date.

The Company also announced that Anita Wimmer, age 50, the Company’s current Vice President – Finance/Corporate Controller, has also been appointed as the Company’s principal financial officer effective upon Mr. Goldstein’s resignation.  Ms. Wimmer joined the Company in 1993 and has served in various positions in the finance department.  She has served as Vice President – Finance/Corporate Controller since April 2014 and Assistant Secretary since April 1999.  She served as Vice President – Corporate Controller from April 2012 until April 2014 and as Vice President – Controller and Treasurer from April 2005 until April 2011.  Her base salary as principal financial officer will be $180,000 per year.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

99.1

Press Release of the Company dated July 14, 2014, announcing the Company’s second quarter 2014 operating results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

STANLEY FURNITURE COMPANY, INC.

Date: July 14, 2014	By:	/s/Micah S. Goldstein
Micah S. Goldstein
Chief Financial Officer
(Principal Financial and Accounting Officer)